UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2025

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

HCLP Nominees, L.L.C. Credit Agreements

On July 30, 2025, Beneficient (the “Company”) received written notice (the “Notice”) from HCLP Nominees, L.L.C. (“HCLP”) that events of default occurred with respect to the Second Amended and Restated Credit Agreement, dated as of August 13, 2020, by and among Beneficient Company Holdings, L.P., a wholly owned subsidiary of the Company (“BCH”), and HCLP, as lender (as amended from time to time, the “First Lien Credit Agreement”), and the Second Amended and Restated Second Lien Credit Agreement, dated as of August 13, 2020, by and among BCH and HCLP (as amended from time to time, the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements” and individually, a “Credit Agreement”).

The Company has disclosed HCLP as a related party in its public filings based on its relationship with Brad Heppner, the Company’s former Chief Executive Officer and Chairman of the Board of Directors (the “Board”). As previously disclosed, on July 19, 2025, Mr. Heppner resigned following a request from the Company’s counsel, acting at the direction of the Audit Committee of the Board, for Mr. Heppner to sit for a formal interview regarding, among other things, his knowledge of certain documents and information concerning Mr. Heppner’s relationship to HCLP provided to the Company’s auditors in 2019. The interview request was made after the Company identified credible evidence that Mr. Heppner participated in fabricating and delivering fake documents to the Company regarding his and others’ relationships to HCLP, knowing that these documents would be provided to the Company’s auditors. The Company is investigating additional information it has learned about other conduct by Mr. Heppner and other persons that purportedly controlled HCLP to determine the extent to which any of that conduct surrounding HCLP was fraudulent. In light of these circumstances, the Company is evaluating the validity of its obligations under the Credit Agreements and is considering all options that it may pursue related to this conduct, including litigation against Mr. Heppner, HCLP and any direct or indirect control parties of HCLP.

The Notice provided that, among other things, (i) with respect to the First Lien Credit Agreement, a default occurred on April 14, 2025, and has been continuing at all times since that date through July 29, 2025, as a result of BCH’s failure to pay all outstanding obligations (including all principal and accrued interest on the loan made pursuant to the First Lien Credit Agreement) on April 14, 2025, and that such default constitutes an Event of Default (as defined in the First Lien Credit Agreement) (such default, the “First Lien Event of Default”) and (ii) with respect to the Second Lien Credit Agreement, a default also occurred on April 14, 2025, which has been continuing at all times since that date through July 29, 2025, as a result of the First Lien Event of Default, which also constitutes an Event of Default (as defined in the Second Lien Credit Agreement) pursuant to the Second Lien Credit Agreement (the “Second Lien Event of Default,” and together with the First Lien Event of Default, the “Specified Events of Default”).

The Notice also provided that, as a result of the Specified Events of Default, the outstanding principal amount of the loans under the Credit Agreements and all other amounts owing or payable under each Credit Agreement or under any other loan document was immediately due and payable (including, without limitation, all interest accrued through July 29, 2025, and all amounts owing under Section 9.04(b) of each Credit Agreement). Furthermore, the Notice also declared that Accrued Interest (as defined in each Credit Agreement), effective as of April 14, 2025, shall accrue on each calendar day on the outstanding amount of the loan under each Credit Agreement, after as well as before judgment, at a rate equal to 11.5% per annum and such accrued interest shall be payable on demand.

As of June 30, 2025, BCH had approximately $94.4 million (including an unamortized premium thereon) of debt outstanding derived from the loans pursuant to the Credit Agreements. In addition, unpaid interest of $20.8 million was accrued and owed as of June 30, 2025

As a result of the Specified Events of Default, in accordance with Section 5(c)(i) of each certain security agreements executed in connection with Credit Agreements, the Notice provides that the pledgors pursuant to such security agreements are prohibited from selling, transferring, exchanging, disposing of, or granting any option with respect to the following collateral and any related proceeds as of July 29, 2025: (i) the equity interests in the underlying investment funds, in each case together with the certificates (or other agreements or instruments), if any, representing such equity interests, and all options and other rights, contractual or otherwise, with respect thereto; (ii) the loans and loan agreements made to the funding trusts; (iii) the acquisition documents; (iv) all other accounts, chattel paper, documents, general intangibles, instruments, investment property, money, deposit accounts, goods, commercial tort claims, letters of credit, letter of credit rights and supporting obligations; (v) all proceeds of the property described in the foregoing clauses (i), (ii), (iii) and (iv); and (v) all books and records (including computer software and other records) pertaining to any of the foregoing.

HH-BDH LLC Credit Agreement

In connection with the Specified Events of Default described above, on July 31, 2025, the Company notified HH-BDH LLC (“HH-BDH”) that such Specified Events of Default triggered a cross default pursuant to Section 8.1(g) of that certain Credit and Guaranty Agreement, by and among Beneficient Financing, L.L.C., a wholly owned subsidiary of the Company (“Ben Financing”), and BCH, as guarantor, and HH-BDH, as administrative agent (as amended, the “HH-BDH Credit Agreement”).

As of June 30, 2025, Ben Financing had approximately $11.6 million (including an unamortized discount thereon) of debt outstanding derived from the term loan with HH-BDH. The HH-BDH Credit Agreement provides that the occurrence of an event of default may result in the acceleration of repayment obligations with respect to any outstanding principal amounts and foreclosure on the collateral. The term loan under the HH-BDH Credit Agreement is secured in part by pledges of: (i) substantially all of the assets of the Ben Financing, (ii) BCH’s equity interests in the Ben Financing, (iii) 97.5% of the equity interests held by The EP-00117 Custody Trust, a Delaware statutory trust known as the “Custody Trust”, in certain entities that hold interests in private investment funds, (iv) certain deposit accounts and (v) all proceeds of the property described in the foregoing clauses (i), (ii), and (iii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	August 5, 2025